                                                                  EXECUTION COPY

                  SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     This Settlement Agreement and Mutual Release (the "Agreement") is made and entered into this 1st day of July 2002, between plaintiff HX Investors, L.P., and the additional plaintiffs in the Action who are listed on Exhibit A hereto (collectively, "HX Investors" or the "Purchaser"), the defendants Shelbourne Properties I, Inc., Shelbourne Properties II, Inc., and Shelbourne Properties III, Inc. (each, a "Company", and collectively, the "Companies"), Presidio Capital Investment Company, LLC ("Presidio") and Shelbourne Management, LLC ("Management").

     WHEREAS, HX Investors filed an action on May 22, 2002 against the Companies in the Court of Chancery of the State of Delaware in and for New Castle County (the "Court") captioned HX Investors, L.P., et al. v. Shelbourne Properties I, Inc., et al., Del. Ch., C.A. No. 19644 (the "Action"), seeking an order directing that the Companies hold a stockholder election for the purpose of electing directors to nine seats on the boards of each of the Companies;

     WHEREAS, on May 9, 2002, the Companies announced that each of their calendar year 2002 annual meetings (collectively, the "Annual Meetings") would take place on July 9, 2002;

     WHEREAS, the Court subsequently ordered, and HX Investors and the Companies agreed, that the Annual Meetings be held on September 9, 2002;

     WHEREAS, the Companies have not yet announced their nominees for election to the Boards of Directors at the Annual Meetings;

     WHEREAS, the parties have entered into certain transactions described below; and;

     WHEREAS, the undersigned parties wish to avoid costly litigation between them by compromising and settling the Action;

     NOW, THEREFORE, the parties, intending to be legally bound hereby, agree as follows:

     1. Upon execution of this Agreement, HX Investors will promptly take such action as necessary and appropriate to have the Action dismissed with prejudice.

     2. HX Investors, on behalf of themselves and their past, present and future employees, officers, directors, stockholders, limited and general partners, parents, subsidiaries, affiliates, predecessors, successors, heirs, beneficiaries, trustees, and assigns (collectively in this paragraph, the "Plaintiff Releasors"), hereby irrevocably and unconditionally remise, release, and forever discharge the Companies, and their past, present, and future employees, officers, directors, stockholders, limited and general partners, advisors, agents, representatives, parents, subsidiaries, affiliates, predecessors, successors, and assigns (collectively in this paragraph, the "Shelbourne Releasees"), of and from any and all actions, causes of action, suits, debts, charges, complaints, or liabilities, whether pursuant to statute or common law or otherwise, that the Plaintiff Releasors have against the Shelbourne Releasees relating to any and all matters from the beginning of the world through the date of this Agreement, including without limitation all claims that were asserted in HX Investors' complaint or that arise out of the following:

     (a) the reduction of the boards of the Companies, on or about February 13, 2002, from nine seats to four seats;

     (b) the resignations, on or about February 13, 2002, of Donald Coons, Robert Martin, Peter Ahl, Dallas Lucas, David Hamamoto, David King, Jr., and W. Edward Sheetz from the boards of the Companies; or

     (c) the reappointment, on or about February 13, 2002, of Donald Coons, Robert Martin, and W. Edward Scheetz to the boards of the Companies.

     3. Plaintiff Releasors shall not participate or join in any litigation involving any of the matters described and released in paragraph 2 of this Agreement (including without limitation the pending action styled Hudson v. Northstar Capital Investment Corp. et al., Consol. C.A No. 19442, in the Court of Chancery of the State of Delaware in and for New Castle County). It is further understood and agreed by the parties that any persons designated by HX Investors to serve on the Boards of Directors of any of the Companies (other than the Independent Directors as defined in Exhibit E hereto) shall recuse themselves and not in any way participate in any deliberations, discussions, resolutions or actions taken by such Boards of Directors concerning any of the matters described and released in Paragraph 2 of this Agreement. Nothing contained herein shall prevent HX Investors or its affiliates from responding to compulsory process, discovery requests or orders of any court of competent jurisdiction; provided, however, that HX Investors or its affiliates, as the case may be, shall provide reasonable notice to the Companies in advance of any such responses, to the extent reasonably practicable. Notwithstanding any other provision in this Agreement to the contrary, HX Investors may participate passively as a stockholder in a derivative action or as a class member in a class action including without limitation those involving any of the matters described and released in paragraph 2 of this Agreement solely for the purpose of receiving its portion of the economic or other benefit achieved in such litigation.

     4. The Companies, on behalf of themselves and their past, present, and future employees, officers, directors, stockholders, limited and general partners, parents, subsidiaries, affiliates, predecessors, successors, heirs, beneficiaries, trustees, and assigns (collectively in this paragraph, the "Shelbourne Releasors"), hereby irrevocably and unconditionally remise, release, and forever discharge HX Investors, and their past, present, and future employees, officers, directors, stockholders, limited and general partners, advisors, agents, representatives, parents, subsidiaries, affiliates, predecessors, successors, and assigns (collectively in this paragraph, the "Plaintiff Releasees"), of and from any and all actions, causes of action, suits, debts, charges, counterclaims, complaints, or liabilities, whether pursuant to statute or common law or otherwise, that the Shelbourne Releasors have against the Plaintiff Releasees relating to any and all matters from the beginning of the world through the date of this Agreement, including without limitation all claims that could be asserted with respect to HX Investors' complaint or that arise out of the following:

     (a) the reduction of the boards of the Companies, on or about February 13, 2002, from nine seats to four seats;

     (b) the resignations, on or about February 13, 2002, of Donald Coons, Robert Martin, Peter Ahl, Dallas Lucas, David Hamamoto, David King, Jr., and W. Edward Sheetz from the boards of the Companies; or

     (c) the reappointment, on or about February 13, 2002, of Donald Coons, Robert Martin, and W. Edward Scheetz to the boards of the Companies.

     5. By entering into this Agreement, the Defendants do not admit any liability with respect to any claim asserted in the Action, and nothing in this Agreement shall be construed as an admission of any such liability. Notwithstanding any other provision herein to the contrary, this Agreement does not release any claims that have been asserted in the action styled Hudson v. Northstar Capital Investment Corp., et al., Consol. C.A. No. 19442, in the Court of Chancery of the State of Delaware in and for New Castle County.

     6. Contemporaneously with the execution of this Agreement, the Companies and HX Investors have entered into, and agreed to be bound by, Stock Purchase Agreements attached hereto as Exhibits B, C, and D (each a "Stock Purchase Agreement") and the Board of Directors of each of the Companies have approved the respective Plan of Liquidation attached to each Stock Purchase Agreement as Annex C (each, a "Plan of Liquidation") and resolved to submit such Plans of Liquidation for approval by its stockholders.

     7. HX Investors and the Companies hereby incorporate by reference and agree to all of the provisions of Exhibit E, including, without limitation, those relating to corporate governance, the Plan of Liquidation and the Stockholder Meeting.

     8. This Agreement incorporates by reference (i) all of the representations and warranties of the Companies contained in Article IV of each of the respective Stock Purchase Agreements and (ii) all of the representations and warranties of the Purchaser contained in Article V of each of the Stock Purchase Agreements.

     9. Each Company hereby represents and warrants to HX Investors that (i) its Board of Directors, at a meeting duly called and held on July 1, 2002 has unanimously (a) determined that this Agreement, the Stock Purchase Agreement to which it is a party and the transactions contemplated hereby and thereby, including HX Investors' tender offers for up to 30% of the outstanding shares of common stock, par value $0.01, of such Company (each, an "Offer") and the Plan of Liquidation contemplated by such Stock Purchase Agreement, are fair to, and in the best interests of its stockholders, (b) approved, adopted and declared advisable this Agreement, such Stock Purchase Agreement, such Offer and such Plan of Liquidation (such approval and adoption having been made in accordance with Delaware Law, including, without limitation, Section 203 thereof) and (c) recommended that stockholders desiring to maximize immediate liquidity of their shares of common stock accept the respective Offer and tender their shares of common stock pursuant to such Offer and stockholders not seeking immediate liquidity, but desiring to receive their pro rata portion of the liquidation proceeds contemplated by the Plans of Liquidation, should not accept such Offer, and should vote to approve the adoption of such Plan of Liquidation at a meeting of the stockholders to be held to consider such matter, and (ii) Lazard Freres & Co., LLC (the "Financial Advisor") has delivered to each Board of Directors a written opinion that the price per share of common stock offered pursuant to each Offer together with the distributions of the proceeds from the respective liquidation of each Company in accordance with each Plan of Liquidation, taken as a whole, to be received by the stockholders of each Company in the respective Offer and Plan of Liquidation, is fair to such stockholders from a financial point of view.

     10. In the event that the Offers (i) shall not have expired (other than solely by reason of a breach by HX Investors of this Agreement or the Stock Purchase Agreements) prior to the date proxy materials for the September 9, 2002 annual meetings have been mailed, or (ii) closes on a date that would make it impracticable to change the proxy materials required by the terms of this Agreement or the Stock Purchase Agreements prior to the date on which amended proxy materials would as a matter of law have to be mailed, then the parties hereto will use all reasonable efforts to cooperate to have the Court enter an order permitting the Companies to change the date of the annual meetings to a later date proposed by the parties. The date proposed by the parties shall be a date selected by HX Investors, L.P., subject to the approval of the Companies, such approval not to be unreasonably withheld.

     11. The parties hereby agree:

     (a) HX Investors, L.P. will receive as compensation from Management an amount equal to the total of (i) any return received by Management as a result of its investment in the Class A Preferred Partnership Units of each of Shelbourne Properties I, L.P, Shelbourne Properties II, L.P and Shelbourne Properties III, L.P, (the "Limited Partnerships") respectively, multiplied by, in the case of each of the Limited Partnerships, (ii) the quotient resulting by dividing (x) the number of shares of common stock of the respective related Company of such Limited Partnership beneficially owned by HX Investors, L.P. on September 30, 2002, by (y) the total number of issued and outstanding shares of common stock of such Company issued and outstanding on September 30, 2002; and

     (b) The Companies, Presidio and Management shall take all action necessary to cause that, as of September 30, 2002 the Purchase and Contribution Agreements, dated as of February 14, 2002, made and entered into by Presidio Capital Investment Company (each, a "Purchase and Contribution Agreements"), each Company and the other parties thereto shall be amended such that the number "150%" as it appears in Section 5.5 of each Purchase and Contribution Agreement shall be replaced by "138%".

     (c) Notwithstanding anything expressed or implied to the contrary in this Agreement, the parties do not intend to create a partnership, joint venture, or any other similar arrangement between or among the parties. Each of the parties hereby agrees it will not take any action inconsistent with the preceding sentence for any purpose.

     Notwithstanding anything in this Section 11 to the contrary, paragraphs (a) and (b) above are conditioned upon the final settlement or dismissal of all existing litigation pending against the Companies identified in Section 4.09 of the Disclosure Schedule, including, but not limited to (i) Hudson v. Northstar Capital Investment Corp., et al., Consol. C.A. No. 19442, in the Court of

Chancery of the State of Delaware in and for New Castle County, and (ii) HX Investors, L.P., et al. v. Shelbourne Properties I, Inc., et al., C.A. No. 19644 NC, in the Court of Chancery of the State of Delaware in and for New Castle County,

     12. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

     13. Each party will bear its own costs and fees in connection with this Action and Agreement, except that the Companies agree that they shall reimburse HX Investors for all reasonable documented legal fees and expenses in connection with this Action and the settlement thereof incurred through the date hereof (and any legal fees and expenses incurred hereafter in connection with the disposition of this Action) within five business days after submission of an invoice therefor, provided that such documentation need not reveal any attorney client privileged information or information protected by the work product doctrine and that an affidavit of counsel (together with an invoice showing total fees and expenses incurred) shall constitute reasonable documentation.

     14. The parties agree that the Court shall have sole and exclusive jurisdiction over actions brought to enforce or interpret this Agreement.

     15. The parties represent that they have read, understood and voluntarily accepted the terms of this Agreement, and that they have had the opportunity to rely upon the advice of their attorneys, who are the attorneys of their own choice, concerning the legal consequences of this Agreement.

     16. This Agreement and the Stock Purchase Agreements (including all schedules, exhibits and annexes thereto) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and may not be amended, supplemented or modified, except by a writing signed by the parties hereto and thereto. Modifications not directly affecting the rights of the plaintiff parties hereto and thereto other than HX Investors, L.P. do not require the agreement of the plaintiff parties hereto other than HX Investors, L.P.

     17. For purposes of contract interpretation, no party shall be considered the author of the Agreement.

     18. The signatories hereto represent that they are authorized to execute the Agreement and bind the respective parties to the terms herein.

     19. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     20. If this Agreement is executed in counterparts, no signatory hereto shall be bound until all of the parties named below have duly executed, or caused to be duly executed, a counterpart of this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

NOW THEREFORE, intending to be legally bound hereby, the parties hereto set forth their seals on the dates set forth below.


                                HX INVESTORS, L.P. and all parties identified in
                                         Exhibit A hereto

                                By:      Exeter Capital Corporation
                                         General Partner

                                By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                SHELBOURNE PROPERTIES I, INC.

                                By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                SHELBOURNE PROPERTIES II, INC.

                                By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                SHELBOURNE PROPERTIES III, INC.

                                By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                PRESIDIO CAPITAL INVESTMENT COMPANY, LLC

                                By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                SHELBOURNE MANAGEMENT, LLC

                                By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                                                                                          Exhibit A
                               List of Plaintiffs


----------------------------------------------------------------------------------------------------------------------
                  Sam S. Akiyama and Phyllis J. Akiyama
----------------------------------------------------------------------------------------------------------------------
                  Dean C. Archer
----------------------------------------------------------------------------------------------------------------------
                  Harmon Benzee and Elizabeth Benzee
----------------------------------------------------------------------------------------------------------------------
                  Nancy I. Bidwill
----------------------------------------------------------------------------------------------------------------------
                  John E. Billus
----------------------------------------------------------------------------------------------------------------------
                  Robert L. Boebel and Catherine E. Boebel
----------------------------------------------------------------------------------------------------------------------
                  Marcia L. Bridger
----------------------------------------------------------------------------------------------------------------------
                  Sheldon Brier
----------------------------------------------------------------------------------------------------------------------
                  V. June Broce Trust, V. June Broce, Trustee
----------------------------------------------------------------------------------------------------------------------
                  Rosalie A. Burke
----------------------------------------------------------------------------------------------------------------------
                  John J. Calderone and Mary J. Calderone
----------------------------------------------------------------------------------------------------------------------
                  Charles W. Carpenter and Alana J. Carpenter
----------------------------------------------------------------------------------------------------------------------
                  Cope Irrevocable Trust O. James Cope, Trustee
----------------------------------------------------------------------------------------------------------------------
                  A. Larry Crain
----------------------------------------------------------------------------------------------------------------------
                  Jac A. Cushman and Virginia R. Cushman
----------------------------------------------------------------------------------------------------------------------
                  E.L. Davis Family Trust, Edward L. and Nancy Davis, Trustees
----------------------------------------------------------------------------------------------------------------------
                  Russell J. Diefendorf and Myrle J. Diefendorf
----------------------------------------------------------------------------------------------------------------------
                  Mark Raymond Eldridge and Frances Emily Eldridge
----------------------------------------------------------------------------------------------------------------------
                  Ellingson Family Trust, Reuben and Eunice Ellingson, Trustees
----------------------------------------------------------------------------------------------------------------------
                  Equity Resource Fund XIV, L.P.
----------------------------------------------------------------------------------------------------------------------
                  Equity Resource Fund XV, L.P.
----------------------------------------------------------------------------------------------------------------------
                  Equity Resource Fund XVIII, L.P.
----------------------------------------------------------------------------------------------------------------------
                  Richard Faitella and Elizabeth Faitella
----------------------------------------------------------------------------------------------------------------------


                                       11

----------------------------------------------------------------------------------------------------------------------
                  FBO Charitable Remainder Unitrust dtd 8/15/86, H. Stanton and Carol A. Johnson,
                  Trustees
----------------------------------------------------------------------------------------------------------------------
                  Flynn Family Trust dtd 5/29/97, John A. Flynn and Dorothy C. Flynn, Trustees
----------------------------------------------------------------------------------------------------------------------
                  The Gagnon Trust, William and Eileen Gagnon, Trustees
----------------------------------------------------------------------------------------------------------------------
                  Irene Gamm Revocable Trust, Irene Gamm, Trustee
----------------------------------------------------------------------------------------------------------------------
                  Jean L. Garrison
----------------------------------------------------------------------------------------------------------------------
                  May C. Gitles Revocable Trust dtd 5/12/92, May C. Gitles, Trustee
----------------------------------------------------------------------------------------------------------------------
                  Donald E. Givler, Sr. and Gloria B. Givler
----------------------------------------------------------------------------------------------------------------------
                  Wendie D. Goudchaux
----------------------------------------------------------------------------------------------------------------------
                  Greene Family Trust dtd 12/30/96, Ellis P. Greene II and Adele S. Green, Trustees
----------------------------------------------------------------------------------------------------------------------
                  John P. Guernsey and Patricia C. Guernsey
----------------------------------------------------------------------------------------------------------------------
                  Ruth Hansen
----------------------------------------------------------------------------------------------------------------------
                  J. Michael Harrison
----------------------------------------------------------------------------------------------------------------------
                  Gearldean M. Henry
----------------------------------------------------------------------------------------------------------------------
                  The Dorothy L. Hess Living Trust dtd 12/21/92, Dorothy L. Hess, Trustee
----------------------------------------------------------------------------------------------------------------------
                  The Hoenig Family Revocable Trust, Matthew M. and Loretta J. Hoenig, Trustees
----------------------------------------------------------------------------------------------------------------------
                  Beth Hughes
----------------------------------------------------------------------------------------------------------------------
                  David L. Jackson
----------------------------------------------------------------------------------------------------------------------
                  Joan E. Jacques
----------------------------------------------------------------------------------------------------------------------
                  Alvin and Phyllis May Janklow Living Trust, Alvin A. and Phyllis May Janklow,
                  Trustees
----------------------------------------------------------------------------------------------------------------------
                  Renetta C. Kazmierczak and Judith A. Drneck
----------------------------------------------------------------------------------------------------------------------
                  Cecil E. Kearny, Jr., and Nancy L. Kearny
----------------------------------------------------------------------------------------------------------------------
                  Marilyn M. Kirkley
----------------------------------------------------------------------------------------------------------------------
                  Robert E. Koehler and Mildred W. Koehler
----------------------------------------------------------------------------------------------------------------------


                                       12

----------------------------------------------------------------------------------------------------------------------
                  Charles R. Kopta
----------------------------------------------------------------------------------------------------------------------
                  Norman G. Kurland and Marie Kurland
----------------------------------------------------------------------------------------------------------------------
                  Kurtz Family 1994 Trust UTD dtd 9/27/94 Exemption Trust, G. Richard Kurtz,
                  Trustee
----------------------------------------------------------------------------------------------------------------------
                  Babbette Latham
----------------------------------------------------------------------------------------------------------------------
                  Latrobe Area Hospital, Inc.
----------------------------------------------------------------------------------------------------------------------
                  Alan H. Macht, M.D.
----------------------------------------------------------------------------------------------------------------------
                  Marguerite A. Magoffin Trust dtd 11/1/91, Marguerite A. Magoffin, Trustee
----------------------------------------------------------------------------------------------------------------------
                  Phyllis Jean Marston
----------------------------------------------------------------------------------------------------------------------
                  George R. Matthews and Frances Matthews
----------------------------------------------------------------------------------------------------------------------
                  Thomas M. McDonough
----------------------------------------------------------------------------------------------------------------------
                  Michael Menosky, Sr. and Agnes Menosky
----------------------------------------------------------------------------------------------------------------------
                  Harriet Morse
----------------------------------------------------------------------------------------------------------------------
                  Ramon J. Mortell
----------------------------------------------------------------------------------------------------------------------
                  Concepcion Mouliert and Gwen Mouliert
----------------------------------------------------------------------------------------------------------------------
                  Mukai Family Trust, Kazuno Mukai, Trustee
----------------------------------------------------------------------------------------------------------------------
                  Stephen Natoli and Joan Natoli
----------------------------------------------------------------------------------------------------------------------
                  Nelson W. O'Conner and Dorothy O'Conner
----------------------------------------------------------------------------------------------------------------------
                  The Berton Ondersma, Jr. Trust, Berton Ondersma, Jr., Trustee
----------------------------------------------------------------------------------------------------------------------
                  Nancy Paul
----------------------------------------------------------------------------------------------------------------------
                  August J. Pirrone
----------------------------------------------------------------------------------------------------------------------
                  Marilyn Plummer
----------------------------------------------------------------------------------------------------------------------
                  Mildred Poppenhouse Family Trust, Mildred Poppenhouse, Trustee
----------------------------------------------------------------------------------------------------------------------
                  Louis N. Quigley
----------------------------------------------------------------------------------------------------------------------
                  Ratner Family Trust, Joyce S. Ratner, Trustee
----------------------------------------------------------------------------------------------------------------------


                                       13

----------------------------------------------------------------------------------------------------------------------
                  Charles and Lucy Rausch
----------------------------------------------------------------------------------------------------------------------
                  TRS FBO Riggio Family Trust, Danny A. and Barbara J. Riggio, Trustees
----------------------------------------------------------------------------------------------------------------------
                  Anne P. Rounseville Trust, Anne P. Rounseville, Trustee
----------------------------------------------------------------------------------------------------------------------
                  FBO Sandra J. Sanborn UAD dtd. 3/3/95 Trust, Sandra Sanborn, Trustee
----------------------------------------------------------------------------------------------------------------------
                  Thomas E. Sawyer
----------------------------------------------------------------------------------------------------------------------
                  Bernard H. Schutz and Margaret E. Schutz
----------------------------------------------------------------------------------------------------------------------
                  Duane D. Schnepf
----------------------------------------------------------------------------------------------------------------------
                  Dewayne Shantz Revocable Trust dtd 11/21/96, Dewayne Shantz and Mai I. Shantz
                  Trustees
----------------------------------------------------------------------------------------------------------------------
                  The Fred and Jean Smith Family Trust, Frederick Junior Smith, and Jean Smith
                  Family Trust Trustees
----------------------------------------------------------------------------------------------------------------------
                  Emilie King Spear, as sole beneficiary of the Estate of Kellogg E. Spear
----------------------------------------------------------------------------------------------------------------------
                  Robert G. Stevenson, Jr. and Janet L. Stevenson
----------------------------------------------------------------------------------------------------------------------
                  Virginia Sutton
----------------------------------------------------------------------------------------------------------------------
                  Richard S. Tabaka and Mary Ann Tabaka
----------------------------------------------------------------------------------------------------------------------
                  Janet R. Thibeault
----------------------------------------------------------------------------------------------------------------------
                  Delores A. Toole
----------------------------------------------------------------------------------------------------------------------
                  Barbara S. Underwood
----------------------------------------------------------------------------------------------------------------------
                  Leo S. Ungar and Hilda Ungar
----------------------------------------------------------------------------------------------------------------------
                  Vincent D. Walters Trust, Vincent D. Walters, Trustee
----------------------------------------------------------------------------------------------------------------------
                  Donald G. Watt and Florence Y. Watt
----------------------------------------------------------------------------------------------------------------------
                  The White Marital Trust U/A dtd 4/14/93, Catherine W. White, Trustee
----------------------------------------------------------------------------------------------------------------------
                  Living Trust of Judith G. Williams, Judith G. Williams, Trustee
----------------------------------------------------------------------------------------------------------------------
                  Robert E. Zicht
----------------------------------------------------------------------------------------------------------------------
                  Rosemary G. Zicht
----------------------------------------------------------------------------------------------------------------------

                                           Exhibit E to the Settlement Agreement


                         Corporate Governance Provisions


         1. Stockholders' Meeting. In order to effect each Dissolution and approve and adopt each Plan of Liquidation, each Company, acting through its board of directors, shall, in accordance with applicable Law and such Company's Certificate of Incorporation and By-laws, (i) duly call, give notice of, convene and hold an annual or special meeting of its Stockholders as promptly as reasonably practicable following consummation of an Offer for the purpose of considering and taking action on such Dissolution and such Plan of Liquidation (each, a "Stockholders' Meeting") and (ii) unless its board of directors determines in good faith that its fiduciary duties under applicable Law require otherwise, (A) include in its Proxy Statement the recommendation of its board of directors that its Stockholders approve and adopt such Dissolution and such Plan of Liquidation and (B) use all reasonable efforts to obtain such approval and adoption. At each such Stockholders' Meeting, Purchaser shall cause all shares of common stock of such Company then owned by it and its affiliates to be voted in favor of the approval and adoption of such Dissolution and such Plan of Liquidation. The obligations of each Company to effect such Plan of Liquidation shall be subject to the conditions that (i) Purchaser shall have purchased all shares of common stock of such Company validly tendered and not withdrawn pursuant to each Offer, (ii) each Plan of Liquidation shall have been approved and adopted by the affirmative vote of the stockholders of each Company to the extent required by Delaware Law, (iii) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any non-appealable permanent injunction, order, decree or ruling which is then in effect and has the effect of making completion of its Plan of Liquidation illegal or otherwise preventing or prohibiting completion of such Plan of Liquidation. Should the conditions in the previous sentence fail to be satisfied for any Plan of Liquidation, then such Company shall not be obligated to implement the provisions of Annex C to the applicable Stock Purchase Agreement or Section 4 below.

         2. Proxy Statement. As promptly as reasonably practicable following consummation of each Offer, each Company shall file a Proxy Statement with the SEC under the Exchange Act, and shall use all reasonable efforts to have its Proxy Statement cleared by the SEC. Each Company shall give Purchaser and its counsel the opportunity to review its Proxy Statement prior to it being filed with the SEC. Each Company agrees to use all reasonable efforts to respond to all comments and requests of the SEC and to cause its Proxy Statement and all required amendments and supplements thereto to be mailed to the stockholders entitled to vote at each Stockholders' Meeting at the earliest practicable time.

         3. Company Board Representation; Section 14(f). (a) Promptly upon the purchase by Purchaser of the shares of common stock of each Company pursuant to each Offer, Purchaser shall be entitled to designate up to six persons to be appointed to the board of directors of each Company, four of whom shall be Independent Directors. For the purposes of this Agreement, "Independent Director" shall mean a person who is not an officer, director, security holder or employee of Purchaser or one of its affiliates, or a relative of such person. The Purchaser shall propose four of the following individuals for the original nominees to fill such Independent Director positions for each board of directors: Arthur Blasburg, Jr., Donald W. Coons, John

Ferrari, Howard Goldberg, Stephen Zalkind and Richard Zimmerman; and each of Purchaser's designees to the boards of directors shall be subject to the reasonable approval of the respective board of directors, as such board of directors is constituted at the time of the consummation of each Offer. Subject to the forgoing, each Company shall, at such time, promptly take all actions necessary to cause Purchaser's designees, including the Independent Director nominees, to be elected as directors of such Company, including increasing the size of its board of directors to six persons and securing the resignations of incumbent directors, if necessary. After the new members of each board of directors shall have been elected (i) any subsequent nominations for vacancies in the respective board of directors created by the removal or resignation of an Independent Director shall be made by the remaining Independent Directors of such board of directors, and (ii) Purchaser and each Company shall take all action necessary to cause each Company's By-Laws to be amended to implement the provisions of clause (i) and provide that any amendment to such provisions shall require the approval of a majority of the shares of common stock entitled to vote at a Stockholders' Meeting of such Company, other than those shares of common stock of such Company held by Purchaser and its affiliates.

         (b) Each Company shall promptly take all actions required pursuant to
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder to fulfill its obligations under this Section 3, and shall include in the Schedule 14D-9 such information with respect to such Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill such obligations. Purchaser shall supply to each Company, and be solely responsible for, any information with respect to the nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1.

         (c) Following the election of designees of Purchaser, including the Independent Directors, pursuant to this Section 3, prior to the Liquidation Date, any amendment of this Agreement, any termination of this Agreement by the Companies, any extension by the Companies of the time for the performance of any of the obligations or other acts of Purchaser, or waiver of any of the Companies' rights hereunder, shall require the concurrence of a majority of the Independent Directors.

         4. The Plan of Liquidation. (a) Subject to the conditions specified in the last sentence of Section 1 of this Annex B, and in accordance with Delaware Law, at the Effective Time of each Dissolution, each board of directors shall cause a Dissolution of its respective Company. As a result of each Dissolution, each Company shall settle and close its business and distribute to its stockholders any remaining assets pursuant to a Plan of Liquidation.

         (b) As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in the last sentence of Section 1 of this Annex B, each Company shall, and Purchaser shall take all action necessary to cause each Company to, cause a Dissolution to be effected by filing a Certificate of Dissolution.

         (c) At the Effective Time, the effect of each Dissolution shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, beginning at each Effective Time, each Company shall direct bodies corporate for the purpose of prosecuting and defending suits, and enabling it to settle and close its business, dispose of and convey its property, discharge its liabilities and distribute to its stockholders any remaining assets.

         5. Directors' and Officers' Indemnification and Insurance. (a) For a period ending on the earlier of (i) the sixth anniversary of each respective Effective Time and (ii) each respective Liquidation Date, the By-laws of each Company shall contain provisions no less favorable with respect to indemnification or the liability of directors than are set forth in Article VII,
Section 7.2 of the By-laws of each Company, and such provisions shall not be amended, repealed or otherwise modified in any manner that would affect adversely the rights thereunder of individuals who at or prior to the time of the consummation of each Offer were directors, officers, fiduciaries or agents of any Company, unless such modification shall be required by Law.

         (b) Each Company shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless each present and former director, officer, fiduciary and agent of such Company and each of its subsidiaries (collectively, the "Indemnified Parties") against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the date hereof), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission occurring before or after the date hereof. In the event of any such claim, action, suit, proceeding or investigation, (i) any or each respective Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to any or each Company, promptly after statements therefor are received and (ii) any or each Company shall cooperate in the defense of any such matter; provided, however, that any or each Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

         (c) Each Company shall maintain until the earlier of (i) the sixth anniversary of each respective Effective Time and (ii) each respective Liquidation Date, if available, the current directors' and officers' liability insurance policies maintained by each Company (provided that such Company may substitute therefor policies of at least the same coverage containing terms and conditions which are not less favorable).

         (d) In the event any Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of such Company shall assume the obligations set forth in this Section 5.

         (e) Purchaser shall use all reasonable efforts to cause each Company to perform all of its obligations under this Section 5.

         (f) This Section 5 is intended for the benefit of the Indemnified Parties and their respective heirs, executors and personal representatives and shall be enforceable by them as third party beneficiaries hereof.

         6. Company REIT Election. No Company shall, and Purchaser shall not cause any Company to, without the unanimous approval of the Independent Directors of the board of directors of such Company and the approval of the holders of a majority of the outstanding shares of common stock of such Company other than those shares of common stock held by Purchaser and its affiliates at such time, and subject to the respective Plan of Liquidation and applicable tax laws, take any action or reporting position that would cause such Company to fail


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

to qualify for taxation as a REIT, and Purchaser shall not take any action or tax reporting position that would be inconsistent with such qualification.

         7. Transactions with Purchaser. Except as contemplated by the Plan of Liquidation, none of the Companies nor any of their subsidiaries shall, and Purchaser shall not cause any of the Companies or any of their subsidiaries to,
(i) enter into any new transaction with Purchaser or its affiliates, (ii) amend any agreements previously entered into by a Company with Purchaser or its affiliates or (iii) enter into a new service agreement, or change the terms of any existing service agreement, between a Company and a third party that is an affiliate of Purchaser, in each case without the unanimous approval of the Independent Directors of the board of directors of such Company.

         8. AMEX Listing. For as long as it remains eligible, each Company shall use all reasonable efforts to, and Purchaser shall use all reasonable efforts to cause such Company to, maintain the listing of its shares of common stock on the American Stock Exchange. If the shares of common stock should be delisted from the American Stock Exchange, then such Company shall use all reasonable efforts to, and Purchaser shall use all reasonable efforts to cause such Company to, have its shares of Common Stock listed on another national stock exchange or on the Nasdaq stock market or Nasdaq small cap market.

         9. Dispositions. None of the Companies shall, and Purchaser shall not cause any of the Companies to, make any disposition of any asset or group of assets greater than $500,000 without the approval of such disposition by the majority of the directors of such Company.

         10. Audit Committee. Following the appointment or election of the Independent Directors as contemplated by Section 3 above, each board of directors of each Company shall cause the Audit Committee of such board of directors to be constituted solely of Independent Directors.

         11. Capitalized Terms. Capitalized terms used in this Annex and not otherwise defined herein shall have the meaning assigned to such terms in the Stock Purchase Agreements.



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